UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The LivaNova 2019 Long-Term Incentive Plan

On March 29, 2019, the Compensation Committee (the "Committee") of the Board of Directors of LivaNova Plc (the "Company") approved our 2019 annual long-term incentive program (the "2019 LTIP"), pursuant to which the Company will grant equity awards to certain employees under the Company's 2015 Incentive Award Plan. Our chief executive officer, Damien McDonald, and chief financial officer, Thad Huston, as well as our other named executive officers, Doug Manko, Keyna Skeffington and David Wise, are eligible to participate in the 2019 LTIP. The 2019 LTIP is described in Exhibit 10.1, which is attached hereto and incorporated herein by reference. Complete copies of the forms of award agreements in respect of each of the following (each as described in Exhibit 10.1) are filed herewith as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference:

• Service-based restricted stock units

• Stock appreciation rights

• Performance stock units subject to a relative total shareholder return market condition

• Performance stock units subject to achievement of a three-year cumulative adjusted free cash flow target

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
10.1	Description of 2019 Long Term Incentive Plan
10.2	Form of 2019 Long Term Incentive Plan RSU Award Agreement
10.3	Form of 2019 Long Term Incentive Plan SAR Award Agreement
10.4	Form of 2019 Long Term Incentive Plan PSU Award Agreement (rTSR condition)
10.5	Form of 2019 Long Term Incentive Plan PSU Award Agreement (FCF condition)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: April 1, 2019	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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